Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, George Gemayel, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- -Oxley Act of 2002, that the Quarterly Report of Greenkraft, Inc. on Form 10-Q for the period ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Greenkraft, Inc.

Date: November 18, 2014

By:	/s/ George Gemayel
Name:	George Gemayel
Title:	Chief Executive Officer

I, Sosi Bardakjian, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- -Oxley Act of 2002, that the Quarterly Report of Greenkraft, Inc. on Form 10-Q for the period ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Greenkraft, Inc.

Date: November 18, 2014

By:	/s/ Sosi Bardakjian
Name:	Sosi Bardakjian
Title:	Chief Financial Officer